Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Report”) of Franklin Templeton Holdings Trust (the “Registrant”) as filed with the U.S. Securities and Exchange Commission on the date hereof, I, David Mann, the Principal Executive Officer of the Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David Mann
David Mann**
President and Chief Executive Officer
(serving in the capacity of principal executive officer)

Date: June 07, 2024

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the Registrant.